                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  JUNE 7, 2004

                                  CLARCOR INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



Delaware                           1-11024                36-0922490
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission File       (IRS Employer
of incorporation)                  Number)                Identification Number)



           2323 Sixth Street, P.O. Box 7007, Rockford, Illinois, 61125
          ------------------------------------------------------------
                    (Address of principal executive offices)



                                  815-962-8867
                        ---------------------------------
                         (Registrant's telephone number,
                              including area code)


                                       N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report).



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Effective June 7, 2004, Mr. Robert H. Jenkins replaced Paul Donovan as a member of the Audit Committee of CLARCOR. Mr. Donovan stepped down from the Audit Committee based on a determination, after further review, that he is not an independent director of CLARCOR under the recently revised New York Stock Exchange rules due to the employment of his son-in-law in a professional capacity with CLARCOR's principal external auditor. The revised NYSE director independence rules, which first became effective with respect to CLARCOR at the time of its annual meeting on March 22, 2004, preclude Mr. Donovan from serving on the Audit Committee notwithstanding that his son-in-law is not a member of the external audit team or involved in providing any audit or non-audit services to CLARCOR. Mr. Donovan will continue to serve CLARCOR as a valued member of its Board of Directors.

Mr. Jenkins, an independent member of the Board of Directors first elected to the Board on March 23, 1999, and a current member of CLARCOR's Compensation Committee, has served previously as the Chairman of Hamilton Sundstrand Corporation (formerly Sundstrand Corporation) and Chairman, President and Chief Executive Officer of Sundstrand Corporation. He will join Robert J. Burgstahler and Keith E. Wandell on the Audit Committee, with Mr. Burgstahler continuing in the capacity of Audit Committee financial expert and chairman.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              CLARCOR INC.



June 8, 2004                  By: /s/  Norman E. Johnson
                                 ---------------------------------
                              Chairman of the Board, President &
                              Chief Executive Officer